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                                                                   EXHIBIT 23(d)

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the references to Netherland, Sewell & Associates, Inc. as experts in the field of petroleum engineering in the Registration Statement (Form S-3) and related prospectus of Barrett Resources Corporation dated August 24, 1999 and to all references to our Firm included in this Registration Statement.


                     NETHERLAND, SEWELL & ASSOCIATES, INC.


                     By: /s/ Clarence M. Netherland
                         -----------------------------------------
                         Clarence M. Netherland
                         Chairman

Dallas, Texas
August 23, 1999